EXHIBIT 99.1

Semtech Announces Fourth Quarter And Fiscal Year 2018 Results

CAMARILLO, Calif., March 14, 2018 (GLOBE NEWSWIRE) -- Semtech Corporation (Nasdaq:SMTC), a leading supplier of high performance analog and mixed-signal semiconductors and advanced algorithms, today reported unaudited financial results for its fourth quarter and fiscal year 2018, which ended January 28, 2018.   Net sales computed in accordance with U.S. generally accepted accounting principles (“GAAP”), for fourth quarter and for fiscal year 2018 were $140.6 million and $587.8 million, respectively, after being reduced by $1.5 million and $16.2 million of share-based compensation associated with the previously-announced issuance of a Warrant to Comcast.  Excluding the offset associated with the Warrant, net sales were $142.1 million and $604.1 million, respectively (“non-GAAP net sales”).

Highlights for the Fourth Quarter and Fiscal Year 2018

  FY2018 GAAP net sales grew 8% over the prior year’s results
  FY2018 non-GAAP net sales grew 10% over the prior year’s results
  Cash flow from operations grew 23% sequentially to 24% of net sales
  The Signal Integrity Products Group achieved record annual net sales
  The Wireless and Sensing Products Group achieved record annual net sales
  Protection Products Group annual net sales grew 18% over the prior year’s results

Results on a GAAP basis for the Fourth Quarter and Fiscal Year 2018

($ millions except for earnings per diluted share data)

	4QFY18	FY2018
Net Sales	$140.6	$587.8
Gross Margin	60.7%	59.9%
Operating Expense	$71.4	$283.2
Operating Margin	10.0%	11.7%
Net Income/(loss)	$(1.3)	$36.4
Earnings Per Diluted Share	$(0.02)	$0.54

To facilitate a complete understanding of comparable financial performance between periods, the Company also presents performance results net of certain non-cash items and items that are not considered reflective of the Company’s core results over time.  The Company’s non-GAAP measures of net sales, gross margin, operating expense, operating margin, net income, earnings per diluted share, and free cash flow exclude certain items as described below under “Non-GAAP Financial Measures.”

Results on a Non-GAAP basis for the Fourth Quarter and Fiscal Year 2018 (see the list of non-GAAP items and the reconciliation of these to the most relevant GAAP items set forth in the tables below):
($ millions except for earnings per diluted share data)

	4QFY18	FY2018
Adjusted Net Sales	$142.1	$604.1
Adjusted Gross Margin	61.4%	61.2%
Adjusted Operating Expense	$51.3	$208.5
Adjusted Operating Margin	25.3%	26.6%
Adjusted Net Income	$28.5	$126.6
Adjusted Earnings Per Diluted Share	$0.42	$1.87

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, stated, “Fiscal year 2018 was an exciting year for the Company as we delivered a strong financial performance.  We enter fiscal year 2019 with strong momentum driven by our priority growth engines targeted at the fast-growing IoT, datacenter and mobile markets. We believe this momentum positions us well to achieve a record financial performance in fiscal year 2019, and continue us along our path to achieving $1 billion in net sales.”

GAAP First Quarter of Fiscal Year 2019 Outlook

  Net sales are expected to be in the range of $144.3 million to $150.3 million
  Gross margin is expected to be in the range of 60.0% to 60.6%
  SG&A expense is expected to be in the range of $34.5 million to $36.0 million
  R&D expense is expected to be in the range of $27.4 million to $28.4 million
  Intangible amortization and transaction related expense is expected to be approximately $9.5 million
  Interest and other expense is expected to be approximately $2.0 million
  Tax rate is expected to be in the range of 19% to 23%
  Earnings per diluted share are expected to be in the range of $0.16 to $0.18
  Fully-diluted share count is expected to be approximately 68.0 million shares
  Share-based compensation is expected to be approximately $12.9 million, categorized as follows: $2.7 million for net sales associated with the Warrant issued to Comcast, $0.3 million cost of sales, $8.0 million SG&A, and $1.9 million R&D
  Capital expenditures are expected to be approximately $6.0 million
  Depreciation expense is expected to be approximately $5.5 million

Non-GAAP First Quarter of Fiscal Year 2019 Outlook

  Adjusted net sales are expected to be in the range of $147.0 million to $153.0 million
  Adjusted Gross margin is expected to be in the range of 61.0% to 61.5%
  Adjusted SG&A expense is expected to be in the range of $26.0 million to $27.5 million
  Adjusted R&D expense is expected to be in the range of $25.0 million to $26.0 million
  Adjusted interest and other expense is expected to be approximately $2.0 million
  Adjusted tax rate is expected to be in the range of 16% to 20%
  Adjusted earnings per diluted share are expected to be in the range of $0.45 to $0.47

Webcast and Conference Call

Semtech will be hosting a conference call today to discuss its fourth quarter and fiscal year 2018 results at 2:00 p.m. Pacific time.  An audio webcast will be available on Semtech’s website at www.semtech.com in the “Investor Relations” section under “Events.”  A replay of the call will be available through April 14, 2018 at the same website or by calling (855) 859-2056 and entering conference ID 81687422.

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of net sales, gross margin, operating expense, operating margin, net income, earnings per diluted share, and free cash flow.  The Company's measure of free cash flow is calculated as cash flow from operations less net capital expenditures.  The Company’s non-GAAP measures of net sales, gross margin, operating expense, operating margin, net income and earnings per diluted share exclude the following items, if any:

  Share-based compensation, including the Warrant-related impact
  Amortization of purchased intangibles and impairments
  Restructuring, transaction and other acquisition or disposition-related expenses and gains on dispositions
  Litigation expenses or dispute settlement charges or gains
  Escheat or environmental reserves

To provide additional insight into the Company's first quarter outlook, this release also includes a presentation of forward-looking non-GAAP measures including net sales, gross margin, SG&A expense, R&D expense, interest and other expense, tax rate and earnings per diluted share.

These non-GAAP financial measures are adjusted to exclude the items identified above because such items are either operating expenses which would not otherwise have been incurred by the Company in the normal course of the Company’s business operations or are not reflective of the Company’s core results over time. The Company has excluded the recognized cost of the Warrant from non-GAAP net sales and non-GAAP gross margin because the Warrant cost relates to a non-routine, non-cash equity award provided to Comcast as an incentive for Comcast to deploy a network based on technology developed by the Company. The cost recognized for the Warrant is not dependent on the achievement of sales targets, but instead (i) is recognized based upon Comcast reaching certain milestones related to the construction and deployment of the LoRaWAN™-based network, and (ii) the then current fair value of the Company’s common stock for the unvested tranches of the Warrant. Due to the pattern in which the cost is recognized, the Warrant creates variability that makes comparability between periods difficult. For the reasons noted, when internally evaluating the Company’s performance, management excludes the cost of the Warrant from revenues and gross profit. As a result, management believes that non-GAAP net sales and non-GAAP gross margin are useful additional supplemental information.  Other excluded items may include recurring as well as non-recurring items, and no inference should be made that all of these adjustments, charges, costs or expenses are unusual, infrequent or non-recurring.  For example: certain restructuring and integration related expenses (which consist of employee termination costs, facility closure or lease termination costs, and contract termination costs) may be considered recurring given the Company’s ongoing efforts to be more cost effective and efficient; certain acquisition and disposition-related adjustments or expenses may be deemed recurring given the Company's regular evaluation of potential transactions and investments; and certain litigation expenses or dispute settlement charges or gains (which may include estimated losses for which we have established a reserve, as well as any actual settlements, judgments, or other resolutions against, or in favor of, the Company related to litigation, arbitration, disputes or similar matters, and insurance recoveries received by the Company related to such matters) may be viewed as recurring given that the Company may from time to time be involved in, and may resolve, litigation, arbitration, disputes, and similar matters.

Notwithstanding that certain adjustments, charges, costs or expenses may be considered recurring, in order to provide meaningful comparisons, the Company believes that it is appropriate to exclude such items because they are not reflective of the Company's core results and tend to vary based on timing, frequency and magnitude.

These non-GAAP financial measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods.  In addition, the Company’s management generally excludes the items noted above when managing and evaluating the performance of the business.  The financial statements provided with this release include reconciliations of these non-GAAP measures to their most comparable GAAP results for the third and fourth quarters of fiscal year 2018 and the fourth quarter of fiscal year 2017, as well as for the full fiscal year 2018 and the full fiscal year 2017, along with a reconciliation of forward-looking earnings per diluted share to its most comparable GAAP measure for the first quarter of fiscal year 2019.  The Company is unable to include a reconciliation of the non-GAAP measure of tax rate to the corresponding GAAP measure as it is not available without unreasonable efforts due to the interdependent relationship of the tax impact of the adjustments and the high variability and low visibility with respect to the charges which are expected to be excluded from this non-GAAP measure in the forecast period.  We expect the variability of the above charges to have a potentially significant impact on our GAAP financial results. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may not be consistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition, performance, results of operations, and liquidity.  Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance including the first quarter of fiscal year 2019 outlook, future operational performance, the anticipated impact of specific items on future earnings, and the Company’s plans, objectives and expectations.  Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected.  Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to:  potential differences between the unaudited results disclosed in this release and the Company’s final results when disclosed in its Annual Report on Form 10-K as a result of the completion of the Company’s financial closing procedures, final adjustments, annual audit by the Company’s independent registered public accounting firm, and other developments arising between now and the disclosure of the final results; the Company’s ability to forecast its effective tax rates due to changing income in higher or lower tax jurisdictions and other factors that contribute to the volatility of the Company’s effective tax rates and impact anticipated tax benefits; the Company's ability to manage expenses to achieve anticipated shifts in demand among target customers, and other comparable changes or protracted weakness in projected or anticipated markets; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; shifts in focus among target customers, and other comparable changes in projected or anticipated end-user markets; the Company’s ability to realize expected synergies and benefits from its acquisitions and dispositions; the Company’s ability to accurately forecast the amount and timing of the share-based compensation associated with the vesting of the Warrant issued to Comcast; the continuation and/or pace of key trends considered to be main contributors to the Company's growth, such as demand for increased network bandwidth, demand for increasing energy efficiency in the Company's products or end-use applications of the products, and demand for increasing miniaturization of electronic components; adequate supply of components and materials from the Company’s suppliers, to include disruptions due to natural causes or disasters, weather, or other extraordinary events; the Company's ability to forecast and achieve anticipated net sales and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European, Asian and global economic dynamics; and the amount and timing of expenditures for capital equipment.  Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the risk factors disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2017, its Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission, and in material incorporated therein, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors”.  In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized.  Reported results should not be considered an indication of future performance.  Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof.  Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech

Semtech Corporation is a leading supplier of high performance analog, mixed-signal semiconductors and advanced algorithms for high-end consumer, enterprise computing, communications and industrial equipment.  Products are designed to benefit the engineering community as well as the global community.  The Company is dedicated to reducing the impact it, and its products, have on the environment.  Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction.  Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC.  For more information, visit http://www.semtech.com.

Semtech and the Semtech logo are registered trademarks or service marks of Semtech Corporation or its subsidiaries.

SMTC-F

Contact:
Sandy Harrison
Semtech Corporation
(805) 480-2004
webir@semtech.com

SEMTECH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands - except per share amount)

	Three Months Ended			Twelve Months Ended
	January 28,	October 29,	January 29,	January 28,	January 29,
	2018	2017	2017	2018	2017
	Q418	Q318	Q417	FY18	FY17
	(Unaudited)	(Unaudited)		(Unaudited)

Net sales	$140,614	$150,304	$140,031	$587,847	$544,272
Cost of sales	55,213	60,885	56,533	235,876	219,410
Gross profit	85,401	89,419	83,498	351,971	324,862
Operating costs and expenses:
Selling, general and administrative	36,483	36,568	36,253	146,303	138,708
Product development and engineering	23,752	27,631	26,203	104,798	102,500
Intangible amortization	7,453	7,453	6,284	27,867	25,301
(Gain) loss on disposition of business operations	-	-	(477)	375	(25,513)
Changes in the fair value of contingent earn-out obligations	3,704	188	(53)	3,892	(215)
Total operating costs and expenses	71,392	71,840	68,210	283,235	240,781
Operating income	14,009	17,579	15,288	68,736	84,081
Interest expense, net	(1,856)	(2,032)	(3,443)	(7,963)	(9,300)
Non-operating expense, net	(1,333)	1,267	(850)	(902)	(1,721)
Income before taxes and equity in net losses of equity method investments	10,820	16,814	10,995	59,871	73,060
Provision for taxes	12,067	3,272	2,975	23,191	18,399
Net (loss) income before equity in net losses of equity method investments	(1,247)	13,542	8,020	36,680	54,661
Equity in net losses of equity method investments	(50)	(204)	-	(254)	-
Net (loss) income	$(1,297)	$13,338	$8,020	$36,426	$54,661

Earnings per share:
Basic	$(0.02)	$0.20	$0.12	$0.55	$0.84
Diluted	$(0.02)	$0.20	$0.12	$0.54	$0.83

Weighted average number of shares used in computing earnings per share:
Basic	66,310	66,194	65,716	66,027	65,427
Diluted	66,310	67,817	66,757	67,605	66,109

SEMTECH CORPORATION
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	January 28,	January 29,
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$307,923	$297,134
Accounts receivable, net	53,183	51,441
Inventories	71,067	65,872
Prepaid taxes	11,809	5,563
Other current assets	17,250	18,418
Total current assets	461,232	438,428

Non-current assets:
Property, plant and equipment, net	124,586	108,910
Deferred tax assets	4,236	5,493
Goodwill	341,897	329,703
Other intangible assets, net	60,207	61,773
Other assets	93,618	67,235
Total assets	$1,085,776	$1,011,542

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$37,208	$41,960
Accrued liabilities	60,832	54,524
Deferred revenue	12,758	12,059
Current portion, long term debt	15,410	14,432
Total current liabilities	126,208	122,975

Non-current liabilities:
Deferred tax liabilities	14,682	6,881
Long term debt, less current portion	211,114	226,524
Other long-term liabilities	68,759	49,899
Stockholders’ equity	665,013	605,263
Total liabilities & stockholders' equity	$1,085,776	$1,011,542

SEMTECH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION
(Amounts in thousands)

	Twelve Months Ended
	January 28,	January 29,
	2018	2017
	(Unaudited)

Net income	$36,426	$54,661

Net cash provided by operating activities	105,921	117,612
Net cash used in investing activities	(60,292)	(13,515)
Net cash used in financing activities	(34,840)	(18,773)
Net increase in cash and cash equivalents	10,789	85,324
Cash and cash equivalents at beginning of period	297,134	211,810
Cash and cash equivalents at end of period	$307,923	$297,134

	Three Months Ended
	January 28,	October 29,	January 29,
	2018	2017	2017
	Q418	Q318	Q417
	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow:
Cash flow from operations	$33,070	$26,854	$32,918
Net capital expenditures	(7,194)	(7,866)	(19,166)
Free Cash Flow:	$25,876	$18,988	$13,752

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Amounts in thousands - except per share amounts)

	Three Months Ended				Twelve Months Ended
	January 28,		October 29,	January 29,	January 28,	January 29,
	2018		2017	2017	2018	2017
	Q418		Q318	Q417	FY18	FY17
Net Sales- GAAP	$140,614		$150,304	$140,031	$587,847	$544,272
Share-based payment - Comcast Warrant	1,492		6,249	1,727	16,219	5,396
Adjusted Net Sales (Non-GAAP)	$142,106		$156,553	$141,758	$604,066	$549,668

	Three Months Ended				Twelve Months Ended
	January 28,		October 29,	January 29,	January 28,	January 29,
	2018		2017	2017	2018	2017
	Q418		Q318	Q417	FY18	FY17
Gross Margin- GAAP	60.7%		59.5%	59.6%	59.9%	59.7%
Share-based compensation	(0.1)%		(0.1)%	(0.3)%	(0.2)%	(0.3)%
Share-based payment - Comcast Warrant	0.8%		1.9%	1.2%	1.5%	1.0%
Adjusted Gross Margin (Non-GAAP)	61.4%		61.3%	60.5%	61.2%	60.4%

	Three Months Ended				Twelve Months Ended
	January 28,		October 29,	January 29,	January 28,	January 29,
	2018		2017	2017	2018	2017
	Q418		Q318	Q417	FY18	FY17
Operating Expense- GAAP	$71,392		$71,840	$68,210	$283,235	$240,781
Share-based compensation	(1,961)		(8,791)	(7,420)	(30,240)	(23,841)
Intangible amortization	(7,453)		(7,453)	(6,284)	(27,867)	(25,301)
Gain (loss) on disposition of business operations	-		-	477	(375)	25,513
Transaction and integration related	(332)		(976)	(513)	(2,671)	(3,574)
Restructuring charges	(5,987)		118	(1,248)	(6,301)	(2,282)
Acquisition related earn-outs	(3,451)		(604)	(191)	(5,031)	(2,012)
Environmental and other reserves	(3)		(21)	(570)	(85)	(2,693)
Litigation cost net of recoveries	(899)		(955)	(289)	(2,183)	1,054
Adjusted Operating Expense (Non-GAAP)	$51,306		$53,158	$52,172	$208,482	$207,645

	Three Months Ended				Twelve Months Ended
	January 28,		October 29,	January 29,	January 28,	January 29,
	2018		2017	2017	2018	2017
	Q418		Q318	Q417	FY18	FY17
Operating Margin- GAAP	10.0%		11.7%	10.9%	11.7%	15.4%
Share-based compensation	1.6%		5.6%	5.5%	5.1%	4.5%
Share-based payment - Comcast Warrant	1.0%		3.9%	1.2%	2.6%	1.0%
Intangible amortization	5.2%		4.6%	4.4%	4.5%	4.5%
Gain (loss) on disposition of business operations	0.0%		0.0%	(0.3)%	0.1%	(4.5)%
Transaction and integration related	0.3%		0.7%	0.4%	0.4%	0.6%
Restructuring charges	4.2%		(0.1)%	0.9%	1.0%	0.4%
Acquisition related earn-outs	2.4%		0.4%	0.1%	0.8%	0.4%
Environmental and other reserves	0.0%		0.0%	0.4%	0.0%	0.5%
Litigation cost net of recoveries	0.6%		0.6%	0.2%	0.4%	(0.2)%
Adjusted Operating Margin (Non-GAAP)	25.3%		27.4%	23.7%	26.6%	22.6%

	Three Months Ended				Twelve Months Ended
	January 28,		October 29,	January 29,	January 28,	January 29,
	2018		2017	2017	2018	2017
	Q418		Q318	Q417	FY18	FY17
GAAP Net (Loss) Income	$(1,297)		$13,338	$8,020	$36,426	$54,661

Adjustments to GAAP net income:
Share-based compensation	2,278		9,107	7,902	31,718	25,432
Share-based payment - Comcast Warrant	1,492		6,249	1,727	16,219	5,396
Intangible amortization	7,453		7,453	6,284	27,867	25,301
(Gain) loss on disposition of business operations	-		-	(477)	375	(25,513)
Transaction and integration related, including debt refinance costs	332		976	1,866	2,671	4,926
Restructuring charges	5,987		(118)	1,248	6,301	2,282
Acquisition related earn-outs	3,451		604	191	5,031	2,012
Environmental and other reserves	3		21	570	85	2,693
Litigation cost net of recoveries	899		955	289	2,183	(1,054)
Investment loss (gain)	-		365	-	(385)	(413)
Total Non-GAAP Adjustments Before Taxes	21,895		25,612	19,600	92,065	41,062
Associated tax effect	7,860		(2,696)	(3,144)	(2,187)	(4,725)
Equity in net losses of equity method investments	50		204	-	254	-
Total of supplemental information net of taxes	29,805		23,120	16,456	90,132	36,337
Adjusted Net Income (Non-GAAP)	$28,508		$36,458	$24,476	$126,558	$90,998

Diluted GAAP Earnings Per Share	$(0.02)	*	$0.20	$0.12	$0.54	$0.83
Adjustments per above	0.43		0.34	0.25	1.33	0.55
Impact on EPS of using diluted shares	0.01		-	-	-	-
Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.42		$0.54	$0.37	$1.87	$1.38

* EPS calculated based on basic weighted average common shares outstanding due to quarterly net loss

SEMTECH CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK
First Quarter of Fiscal Year 2019 Outlook
(Amounts in thousands - except per share amounts)

	Q1 FY19 Outlook
	April 28,
	2018
	Low	High
Net Sales- GAAP	$144.3	$150.3
Share-based payment - Comcast Warrant	2.7	2.7
Adjusted Net Sales (Non-GAAP)	$147.0	$153.0

	Low	High
Gross Margin- GAAP	60.0%	60.6%
Share-based compensation	0.1%	0.1%
Share-based payment - Comcast Warrant	0.9%	0.8%
Adjusted Gross Margin (Non-GAAP)	61.0%	61.5%

	Low	High
Selling, General and Administrative- GAAP	$34.5	$36.0
Share-based compensation	(8.0)	(8.0)
Transaction and integration related	(0.5)	(0.5)
Adjusted Selling, General and Administrative (Non-GAAP)	$26.0	$27.5

	Low	High
Product Development and Engineering- GAAP	$27.4	$28.4
Share-based compensation	(1.9)	(1.9)
Transaction and integration related	(0.5)	(0.5)
Adjusted Product Development and Engineering (Non-GAAP)	$25.0	$26.0

	Low	High
GAAP EPS	$0.16	$0.18
Share-based compensation	0.15	0.15
Share-based payment - Comcast Warrant	0.04	0.04
Amortization of acquired intangibles and transaction related	0.14	0.14
Associated tax effect	(0.04)	(0.04)
Adjusted EPS (Non-GAAP)	$0.45	$0.47

Note: "Non-GAAP Interest and other expense" provided in the Non-GAAP First Quarter of Fiscal Year 2019 Outlook
is equal to the GAAP First Quarter of Fiscal Year 2019 Outlook amount.